UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, Dinesh Gupta, a member of the Board of Directors (the “Board”) of Semler Scientific, Inc. (the “Company”), notified the Board of the Company of his resignation from the Board, including from its Audit Committee and Compensation Committee, effective as of May 6, 2014. Mr. Gupta’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board. The Board accepted Mr. Gupta’s resignation on May 6, 2014.

On May 6, 2014, upon the recommendation of the Nominating Committee of the Board, the Board appointed Bruce J Barclay, age 57, to fill the vacancy created by the departure of Mr. Gupta and to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Barclay was also appointed by the Board upon the recommendation of the Nominating Committee to serve as a member of the Audit Committee and as the Chairman of its Compensation Committee.

Mr. Barclay has over 35 years of experience in the healthcare industry, with nearly 15 years of that leading medical device companies. From 2010 to 2014 Mr. Barclay was President and Chief Executive Officer, and a member of the Board of Directors, of Hansen Medical (NASDAQ: HNSN), a developer and manufacturer of intravascular robotics. From 2005 to 2010 he was President and Chief Executive Officer, and a member of the Board of Directors, of SurModics (NASDAQ: SRDX), a provider of drug delivery and surface modifications technologies to the healthcare industry, having previously served as its President and Chief Operating Officer from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003, Mr. Barclay served as President and Chief Executive Officer and a member of the Board of Directors of Vascular Architects, a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he was an officer and Senior Vice President of Guidant Corporation from 1994 to 2000. Before Guidant he held several positions of increasing responsibility at Eli Lilly and Company from 1978 to 1994. Mr. Barclay received a B.S. in Chemistry and a B.A. in Biology, both from Purdue University, and a JD from Indiana University School of Law. He is also a registered patent attorney.

On May 6, 2014, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Semler Scientific, Inc., dated May 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Dan Conger
	Name:	Dan Conger
	Title:	VP Finance

Date: May 6, 2014